UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/31/2006

EARTHLINK, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15605

Delaware	58-2511877
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1375 Peachtree St., Atlanta, Georgia 30309
(Address of principal executive offices, including zip code)

(404) 815-0770
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

The employment agreement between EarthLink, Inc. ("EarthLink") and Charles G. Betty, its Chief Executive Officer, provides that Mr. Betty's base salary shall be reviewed at least once during each year of its term. The employment agreement runs from July 1 of each year to June 30 of the following year. Accordingly, the Compensation Committee (the "Compensation Committee") of the Board of Directors of EarthLink has reviewed Mr. Betty's annual base salary and on July 31, 2006 established this annual base salary at $760,000 for the period July 1, 2006 through June 30, 2007.

Also on July 31, 2006, the Compensation Committee granted to Mr. Betty options to purchase 200,000 shares of common stock of EarthLink under the EarthLink, Inc. Stock Incentive Plan, as amended. The exercise price of the options is $7.21 per share, which is the closing price of EarthLink stock on July 31, 2006. The options have an exercise period of 10 years and vest over four years.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.

Date: August 04, 2006	By:	/s/ Kevin M. Dotts
Kevin M. Dotts
Chief Financial Officer